EXHIBIT B-4

                                                            GILMORE & BELL, P.C.
                                                            DRAFT: JULY 25, 2002
                                                           G:\ESD\K105583\LEASE5


================================================================================


                                 ---------------

                                 LEASE AGREEMENT

                         DATED AS OF ___________ 1, 2002

                                 ---------------


                                     BETWEEN


                        CITY OF BOWLING GREEN, MISSOURI,
                                   AS LESSOR,


                                       AND


                          UNION ELECTRIC COMPANY d/b/a
                                    AMERENUE
                                    AS LESSEE


                                  RELATING TO:

                                  $125,000,000
                      (AGGREGATE MAXIMUM PRINCIPAL AMOUNT)
                         CITY OF BOWLING GREEN, MISSOURI
                         TAXABLE INDUSTRIAL REVENUE BOND
                               (AMERENUE PROJECT)
                                   SERIES 2002


================================================================================


THE INTEREST OF CERTAIN RIGHTS OF THE CITY OF BOWLING GREEN, MISSOURI (THE "CITY"), IN THIS LEASE AGREEMENT HAS BEEN PLEDGED AND ASSIGNED TO COMMERCE BANK, N.A., ST. LOUIS, MISSOURI, AS TRUSTEE UNDER THE TRUST INDENTURE DATED AS OF _______________ 1, 2002, BETWEEN THE CITY AND THE TRUSTEE.

                                 LEASE AGREEMENT

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

               Parties.........................................................1
               Recitals .......................................................1


                                 ARTICLE I

                                DEFINITIONS

Section 1.1.   Definitions of Words and Terms ................................ 2
Section 1.2.   Rules of Interpretation ....................................... 3

                                ARTICLE II

                              REPRESENTATIONS

Section 2.1.   Representations by the City ................................... 3
Section 2.2.   Representations by the Company ................................ 4

                                ARTICLE III

                            GRANTING PROVISIONS

Section 3.1.   Granting of Leasehold Estate .................................. 5
Section 3.2.   Lease Term .................................................... 5
Section 3.3.   Possession and Use of the Project ............................. 5

                                ARTICLE IV

                        PURCHASE, CONSTRUCTION AND
                         EQUIPPING OF THE PROJECT

Section 4.1.   Issuance of the Bonds ......................................... 6
Section 4.2.   Purchase, Construction and Equipping of the Project ........... 6
Section 4.3.   Project Costs ..................................................7
Section 4.4.   Payment for Project Costs ......................................7
Section 4.5.   Establishment of Completion Date ...............................8
Section 4.6.   Surplus or Deficiency in Construction Fund .....................8
Section 4.7.   Project Property of City .......................................8
Section 4.8.   Non-Project Improvements, Machinery and Equipment Property
               of the Company .................................................8


                                      (i)

                                 ARTICLE V

                              RENT PROVISIONS

Section 5.1.   Basic Rent .....................................................9
Section 5.2.   Additional Rent ................................................9
Section 5.3.   Obligations of Company Absolute and Unconditional ..............9
Section 5.4.   Prepayment of Basic Rent ......................................10
Section 5.5.   Redemption of Bonds ...........................................10

                                ARTICLE VI

                     MAINTENANCE, TAXES AND UTILITIES

Section 6.1.   Maintenance and Repairs .......................................11
Section 6.2.   Taxes, Assessments and Other Governmental Charges .............11
Section 6.3.   Utilities .....................................................11
Section 6.4.   Property Tax Exemption ........................................11

                                ARTICLE VII

                                 INSURANCE

Section 7.1.   Title Insurance................................................12
Section 7.2.   Casualty Insurance ............................................12
Section 7.3.   Public Liability Insurance ....................................12
Section 7.4.   Blanket Insurance Policies ....................................13
Section 7.5.   Worker's Compensation..........................................13

                               ARTICLE VIII

                         ALTERATION OF THE PROJECT

Section 8.1.   Additions, Modifications and Improvements of the Project ......13
Section 8.2.   Removal of Project Equipment ..................................13
Section 8.3.   Additional Improvements on the Project Site ...................14
Section 8.4.   Permits and Authorizations ....................................14
Section 8.5.   Mechanics' Liens ..............................................14
Section 8.6.   Option to Purchase Unimproved Portions of the Project Site ....15

                                ARTICLE IX

                   DAMAGE, DESTRUCTION AND CONDEMNATION

Section 9.1.   Damage or Destruction .........................................15
Section 9.2.   Condemnation ..................................................17
Section 9.3.   Bondowner Approval.............................................18


                                      (ii)

                                 ARTICLE X

                             SPECIAL COVENANTS

Section 10.1.  No Warranty of Condition or Suitability by the City;
               Exculpation and Indemnification ...............................18
Section 10.2.  Surrender of Possession .......................................18
Section 10.3.  Right of Access to the Project ................................18
Section 10.4.  Granting of Easements; Leasehold Mortgages and
               Financing Arrangements ........................................19
Section 10.5.  Indemnification of City and Trustee ...........................21
Section 10.6.  Depreciation, Investment Tax Credit and Other Tax Benefits.....21
Section 10.7.  Company to Maintain its Existence .............................21
Section 10.8.  Security Interests ............................................22
Section 10.9.  Environmental Matters, Warranties, Covenants and Indemnities
               Regarding Environmental Matters................................22
Section 10.10. Covenant Not to Interfere with Operations at Adjoining
               Rock Quarry....................................................23

                                ARTICLE XI

               OPTION AND OBLIGATION TO PURCHASE THE PROJECT

Section 11.1.  Option to Purchase the Project ................................24
Section 11.2.  Conveyance of the Project .....................................24
Section 11.3.  Relative Position of Option and Indenture .....................25
Section 11.4.  Obligation to Purchase the Project ............................25

                                ARTICLE XII

                           DEFAULTS AND REMEDIES

Section 12.1.  Events of Default .............................................25
Section 12.2.  Remedies on Default ...........................................26
Section 12.3.  Survival of Obligations .......................................27
Section 12.4.  [Reserved] ....................................................27
Section 12.5.  Rights and Remedies Cumulative ................................27
Section 12.6.  Waiver of Breach ..............................................27
Section 12.7.  Opportunity of Company to Cure Defaults .......................28
Section 12.8.  Trustee's Exercise of the City's Remedies .....................28

                               ARTICLE XIII

                          ASSIGNMENT AND SUBLEASE

Section 13.1.  Assignment; Sublease ..........................................28
Section 13.2.  Assignment of Revenues by City ................................29
Section 13.3.  Prohibition Against Fee Mortgage of Project ...................29
Section 13.4.  Restrictions on Sale or Encumbrance of Project by City ........29


                                     (iii)

                                ARTICLE XIV

                   AMENDMENTS, CHANGES AND MODIFICATIONS

Section 14.1.  Amendments, Changes and Modifications .........................29

                                ARTICLE XV

                         MISCELLANEOUS PROVISIONS

Section 15.1.  Notices .......................................................29
Section 15.2.  City Shall Not Unreasonably Withhold Consents and Approvals ...30
Section 15.3.  Net Lease .....................................................30
Section 15.4.  No Pecuniary Liability ........................................31
Section 15.5.  Governing Law .................................................31
Section 15.6.  Binding Effect ................................................31
Section 15.7.  Severability ..................................................31
Section 15.8.  Execution in Counterparts .....................................31
Section 15.9.  Effective Date of Bond Documents...............................31

               Signatures and Seals ..........................................32
               Acknowledgments ...............................................34

               Exhibit A  -  Project Site
               Exhibit B  -  Project Improvements
               Exhibit C  -  Project Equipment
               Exhibit D  -  Form of Requisition Certificate


                                      (iv)

                                 LEASE AGREEMENT


     THIS LEASE AGREEMENT, dated as of ____________ 1, 2002 (the "Lease"), between CITY OF BOWLING GREEN, MISSOURI, a fourth class city organized and existing under the laws of the State of Missouri (the "City"), as lessor, and UNION ELECTRIC COMPANY d/b/a AMERENUE, a Missouri corporation (the "Company"), as lessee;

     WITNESSETH:

     WHEREAS, the City is authorized under Sections 100.010 through 100.200 of the Revised Statutes of Missouri, as amended and Article VI Section 27(b) of the Missouri Constitution, as amended (the "Act"), to issue revenue bonds to provide funds for the carrying out of a project under the Act and to sell, lease or mortgage to private persons, partnerships or corporations the facilities purchased, constructed, extended or improved by the City for manufacturing, commercial, warehousing and industrial development purposes pursuant to the Act; and

     WHEREAS, pursuant to the Act, the governing body of the City passed an Ordinance on July 15, 2002 (the "Bond Ordinance"), authorizing the City to issue its Taxable Industrial Revenue Bond (AmerenUE Project) Series 2002, in the maximum principal amount of $125,000,000 (the "Series 2002 Bond"), for the purpose of purchasing a project described on EXHIBIT A hereto (the "Project Improvements") on the real estate described on EXHIBIT B hereto (the "Project Site") including the equipment described on EXHIBIT C hereto (the "Project Equipment"), and authorizing the City to lease the Project Site, the Project Improvements and the Project Equipment (collectively, the "Project") to the Company;

     WHEREAS, pursuant to such Ordinance, the City is authorized to enter into a Trust Indenture of even date herewith (the "Indenture"), with Commerce Bank, N.A., as Trustee (the "Trustee"), for the purpose of issuing and securing the Bonds, as therein provided, and to enter into this Lease with the Company under which the City will purchase the Project and will lease the Project to the Company in consideration of rental payments by the Company which will be sufficient to pay the principal of and interest on the Bonds; and

     WHEREAS, pursuant to the foregoing, the City desires to lease the Project to the Company and the Company desires to lease the Project from the City, for the rentals and upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual representations, covenants and agreements herein contained, the City and the Company do hereby represent, covenant and agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1. DEFINITIONS OF WORDS AND TERMS. In addition to any words and terms defined elsewhere in this Lease and the words and terms defined in SECTION 101 of the Indenture which definitions are hereby incorporated herein by reference, the following words and terms as used in this Lease shall have the following meanings:

     "ADDITIONAL RENT" means the additional rental described in SECTION 5.2 of this Lease.

     "BASIC RENT" means the rental payments described in SECTION 5.1 of this Lease.

     "FULL INSURABLE VALUE" means the reasonable replacement cost of the Project less physical depreciation and exclusive of land, excavations, footings, foundation and parking lots as determined in accordance with SECTION 7.2(A) hereof.

     "GRANT AGREEMENT" means the Pre-Annexation and Development Agreement dated as of November 9, 2001, between the City and the Company.

     "LEASEHOLD MORTGAGE" means any leasehold mortgage, leasehold deed of trust, assignment of rents and leases, security agreement or other agreement relating to the Project permitted pursuant to the provisions of SECTION 10.4 hereof.

     "LEASE TERM" means the period from the effective date of this Lease until the expiration thereof pursuant to SECTION 3.2 of this Lease.

     "NET PROCEEDS" means, when used with respect to any insurance or condemnation award with respect to the Project, the gross proceeds from the insurance or condemnation award with respect to which that term is used remaining after payment of all expenses (including attorneys' fees, trustee's fees and any extraordinary expenses of the City and the Trustee) incurred in the collection of such gross proceeds.

     "PERMITTED ENCUMBRANCES" means, as of any particular time (a) liens for ad valorem taxes and special assessments not then delinquent, (b) the Indenture, this Lease, the Deed of Trust, any Leasehold Mortgage or any Financing Document,
(c) utility, access and other easements and rights-of-way, mineral rights, restrictions, exceptions and encumbrances that will not materially interfere with or impair the operations being conducted on the Project Site or easements granted to the City, (d) such minor defects, irregularities, encumbrances, easements, mechanic's liens, rights-of-way and clouds on title as normally exist with respect to properties similar in character to the Project and as do not in the aggregate materially impair the property affected thereby for the purpose for which it was acquired or is held by the City, (e) any other liens, encumbrances, leases, easements, restrictions or covenants consented to in writing by the Owner of 100% of the principal amount of the Bonds, (f) any exceptions to the title of the Project Site which are contained in the title insurance policy provided in SECTION 7.1 herein, and (g) liens or security interests granted pursuant to any Financing Documents.

     "PLANS AND SPECIFICATIONS" means the plans and specifications prepared for and showing the Project, as amended by the Company from time to time, the same being on file at the principal office of the Company in St. Louis, Missouri and which shall be available for reasonable inspection during normal business hours and upon not less than five business days' prior notice by the City, the Trustee and their duly appointed representatives.

     SECTION 1.2. RULES OF INTERPRETATION.

     (a) Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders.

     (b) Unless the context shall otherwise indicate, words importing the singular number shall include the plural and vice versa, and words importing persons shall include firms, associations and corporations, including governmental entities, as well as natural persons.

     (c) Wherever in this Lease it is provided that either party shall or will make any payment or perform or refrain from performing any act or obligation, each such provision shall, even though not so expressed, be construed as an express covenant to make such payment or to perform, or not to perform, as the case may be, such act or obligation.

     (d) All references in this instrument to designated "Articles," "Sections" and other subdivisions are, unless otherwise specified, to the designated Articles, Sections and subdivisions of this instrument as originally executed. The words "herein," "hereof," "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision.

     (e) The Table of Contents and the Article and Section headings of this Lease shall not be treated as a part of this Lease or as affecting the true meaning of the provisions hereof.


                                   ARTICLE II

                                 REPRESENTATIONS

     SECTION 2.1. REPRESENTATIONS BY THE CITY. The City makes the following representations as the basis for the undertakings on its part herein contained:

     (a) The City is a fourth class city duly organized and validly existing under the laws of the State of Missouri. Under the provisions of the Act, the City has lawful power and authority to enter into the transactions contemplated by this Lease and to carry out its obligations hereunder. By proper action of its governing body, the City has been duly authorized to execute and deliver this Lease, and all other documents and agreements related to the transactions contemplated herein, acting by and through its duly authorized officers.

     (b) The City has acquired the Project Site, subject to Permitted Encumbrances, and proposes to purchase the Project pursuant to the terms of this Lease. The City proposes to lease the Project to the Company and sell the Project to the Company if the Company exercises its option to purchase the Project, all for the purpose of furthering the public purposes of the Act, and the governing body of the City has found and determined that the purchase of the Project will further the public purposes of the Act.

     (c) To finance the purchase of the Project, the City proposes to issue the Series 2002 Bond which will be scheduled to mature as set forth in ARTICLE II of the Indenture and will be subject to redemption prior to maturity in accordance with the provisions of ARTICLE III of the Indenture.

     (d) The Series 2002 Bond are to be issued under and secured by the Indenture and the Deed of Trust, pursuant to which the Project and the net earnings therefrom, consisting of all rents, revenues and receipts to be derived by the City from the leasing or sale of the Project, will be pledged and assigned to the Trustee as security for payment of the principal of and interest on the Bonds and the amounts owing pursuant to this Lease.

     (e) The City will not mortgage, grant any interest in or otherwise encumber the Project or pledge the revenues derived therefrom or hereunder for any bonds or other obligations other than the Bonds except with the written consent of the Authorized Company Representative and the Owners of 100% of the principal amount of the Bonds.

     (f) The City shall have no authority to operate the Project as a business or in any other manner except as the lessor thereof or subsequent to an Event of Default hereunder.

     (g) No member of the governing body of the City or any other officer of the City has any significant or conflicting interest, financial, employment or otherwise, in the Company or in the transactions contemplated hereby.

     SECTION 2.2. REPRESENTATIONS BY THE COMPANY. The Company makes the following representations as the basis for the undertakings on its part herein contained:

     (a) The Company is a corporation, validly existing and in good standing under the laws of the State of Missouri and is authorized to conduct business in the State of Missouri.

     (b) The Company has lawful power and authority to enter into this Lease and to carry out its obligations hereunder and the Company has been duly authorized to execute and deliver this Lease, acting by and through its duly authorized officers and representatives.

     (c) The execution and delivery of this Lease, the consummation of the transactions contemplated hereby, and the performance of or compliance with the terms and conditions of this Lease by the Company will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any mortgage, deed of trust, lease or any other restrictions or any agreement or instrument to which the Company is a party or by which it or any of its property is bound, or the Company's organizational documents, or any order, rule or regulation applicable to the Company or any of its property of any court or governmental body, or constitute a default under any of the foregoing, or result in the creation or imposition of any prohibited lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Company under the terms of any instrument or agreement to which the Company is a party.

     (d) The design of the Project is in accordance with sound engineering principles.

     (e) To the best knowledge of the Company, the Project will comply in all material respects with all presently applicable building and zoning, health, environmental and safety ordinances and laws and all other applicable laws, rules and regulations.

     (f) The Project is located wholly within the City.


                                   ARTICLE III

                               GRANTING PROVISIONS

     SECTION 3.1. GRANTING OF LEASEHOLD ESTATE. The City hereby rents, leases and lets the Project to the Company, and the Company hereby rents, leases and hires the Project from the City, subject to Permitted Encumbrances, for the rentals and upon and subject to the terms and conditions herein contained.

     SECTION 3.2. LEASE TERM. This Lease shall become effective upon execution and delivery, and subject to earlier termination pursuant to the provisions of this Lease, shall have an initial term commencing as of the date of this Lease and terminating on December 31, 2023 (the "Stated Expiration Date").

     SECTION 3.3. POSSESSION AND USE OF THE PROJECT.

     (a) The City covenants and agrees that as long as neither the City nor the Trustee has exercised any of the remedies set forth in SECTION 12.2(C) following the occurrence and continuance of an Event of Default, the Company shall have sole and exclusive possession of the Project (subject to Permitted Encumbrances and the City's and the Trustee's right of access pursuant to SECTION 10.3 hereof) and shall and may peaceably and quietly have, hold and enjoy the Project during the Lease Term. The City covenants and agrees that it will not take any action, other than expressly pursuant to ARTICLE XII of this Lease, to prevent the Company from having quiet and peaceable possession and enjoyment of the Project during the Lease Term and will, at the request and expense of the Company, cooperate with the Company in order that the Company may have quiet and peaceable possession and enjoyment of the Project and will defend the Company's enjoyment and possession thereof against all parties.

     (b) Subject to the provisions of this Section, the Company shall have the right to use the Project for any lawful purpose contemplated by the Act and consistent with the terms of the Grant Agreement. The Company shall use its reasonable best efforts to comply with all material statutes, laws, ordinances, orders, judgments, decrees, regulations, directions and requirements of all federal, state, local and other governments or governmental authorities, now or hereafter applicable to the Project or to any adjoining public ways, as to the manner of use or the condition of the Project or of adjoining public ways. The Company shall also comply with the mandatory requirements, rules and regulations of all insurers under the policies carried under the provisions of ARTICLE VII hereof. The Company shall pay all costs, expenses, claims, fines, penalties and damages that may in any manner arise out of, or be imposed as a result of, the failure of the Company to comply with the provisions of this Section. Notwithstanding any provision contained in this Section, however, the Company shall have the right, at its own cost and expense, to contest or review by legal or other appropriate procedures the validity or legality of any such governmental statute, law, ordinance, order, judgment, decree, regulation, direction or requirement, or any such requirement, rule or regulation of an insurer, and during such contest or review the Company may refrain from complying therewith.


                                   ARTICLE IV

                             PURCHASE OF THE PROJECT

     SECTION 4.1. ISSUANCE OF THE BONDS.

     (a) In order to provide funds for the purchase of the Project, the City agrees that it will issue, sell and cause to be delivered to the purchaser thereof the Series 2002 Bond in accordance with the provisions of the Indenture and the Bond Purchase Agreement. The proceeds of the sale of the Series 2002 Bond, when and if received, shall be paid over to the Trustee for the account of the City. The Trustee shall promptly deposit such proceeds, when and if received, as provided in the Indenture, to be used and applied as hereinafter provided in this Article and in the Indenture.

     (b) The City may authorize the issuance of Additional Bonds from time to time upon the terms and conditions provided in SECTION 209 of the Indenture.

     (c) If the Company is not in default hereunder, the City will, at the request of the Company, from time to time, use its best efforts to issue the amount of Additional Bonds specified by the Company; provided that the terms of such Additional Bonds, the purchase price to be paid therefor and the manner in which the proceeds therefrom are to be disbursed shall have been approved in writing by the Company; provided further that the Company and the City shall have entered into an amendment to this Lease to provide for rent in an amount at least sufficient to pay principal and interest on the Additional Bonds when due, an amendment to the Grant Agreement acceptable to the City including, without limitation, any additional grant payments, and the Deed of Trust related to any improvements to the Project, and the City shall have otherwise complied with the provisions of the Indenture with respect to the issuance of such Additional Bonds.

     SECTION 4.2. PURCHASE OF THE PROJECT. The City and the Company agree that the City will and the Company as the agent of the City shall purchase the Project as follows:

     (a) The City will acquire the Project Site and any Project Improvements and Project Equipment located thereon at the execution hereof and which the Company desires to convey to the City in exchange for the issuance of the Series 2002 Bond in an amount equal to the value of property transferred to the City. Concurrently with the execution of this Lease (1) a deed and any other necessary instruments of transfer will be delivered to the City, (2) said deed will be placed of record, and (3) the title insurance policies required by ARTICLE VII hereof or commitments to issue such policies will be delivered to the Trustee.

     (b) The Company, or any entity controlled by, under common control with or controlling the Company has constructed the Project Improvements on the Project Site and otherwise improved the Project Site in accordance with the Plans and Specifications. The Company agrees that the Project is suitable for use by the Company for its purposes, and that all real and personal property described in the Plans and Specifications is desirable and appropriate in connection with the Project.

     (c) The Company has installed the Project Equipment in the Project Improvements or on the Project Site in accordance with the Plans and Specifications. The City and the Company recognize that the Project Equipment is subject to change pursuant to the provisions of this Lease, and agree that the definitive list of the Project Equipment shall be the list maintained by the Trustee pursuant to SECTION 10.8 of this Lease. So long as no Event of Default shall have occurred and be continuing, the City will assign to the Company all rights or interests in the warranties and guaranties of all contractors, subcontractors, suppliers, architects and engineers for the furnishing of labor, materials or equipment or supervision or design in connection with the Project and any rights or causes of action arising from or against any of the foregoing, and the City will cooperate in the enforcement of such warranties and guaranties in the manner reasonably requested by the Company.

     (d) The Company agrees that it will, on behalf of the City, comply with the provisions of Section 107.170 of the Revised Statutes of Missouri to the extent applicable to the purchase of the Project.

     SECTION 4.3. PROJECT PROPERTY OF CITY. The Project Site and all Project Improvements and Project Equipment located thereon at the execution hereof and which the Company desires to convey to the City, and all additions or enlargements thereto or thereof, the Project as fully completed, anything under this Lease which becomes, is deemed to be, or constitutes a part of the Project, and the Project as repaired, rebuilt, rearranged, restored or replaced by the Company under the provisions of this Lease, except as otherwise specifically provided herein, shall immediately become the absolute property of the City, subject only to this Lease, the Indenture, the Deed of Trust, any Leasehold Mortgage, and any Financing Document.

     SECTION 4.4. NON-PROJECT IMPROVEMENTS, MACHINERY AND EQUIPMENT PROPERTY OF THE COMPANY. Any improvements or item of machinery or equipment which do not constitute part of the Project Improvements or Project Equipment and the entire purchase price of which is paid for by the Company with the Company's own funds, and no part of the purchase price of which is paid from proceeds of the Bonds, shall be the property of the Company and shall not constitute a part of the Project for purposes of SECTION 6.4.


                                    ARTICLE V

                                 RENT PROVISIONS

     SECTION 5.1. BASIC RENT. The Company covenants and agrees to pay to the Trustee in same day funds for the account of the City during the Lease Term, for deposit in the Bond Fund on or before 11:00 a.m., Trustee's local time, on the appropriate dates and in the appropriate amounts, the amount of principal of and the amount of interest on the Bonds in accordance with the provisions of the Indenture and the Bonds, as Basic Rent for the Project, in a total amount which, when added to any collected funds then on deposit in the Bond Fund and available for the payment of principal on the Bonds and the interest thereon on such payment date, shall be equal to the amount payable on such payment date as principal of the Bonds and the interest thereon as provided in the Indenture. All payments of Basic Rent provided for in this Section shall be paid directly to the Trustee and shall be deposited in accordance with the provisions of the Indenture into the Bond Fund and shall be used and applied by the Trustee in the manner and for the purposes set forth in this Lease and the Indenture. At its option, the Company may deliver to the Trustee for cancellation Bonds not previously paid and the Company shall receive a credit against the Basic Rent payable by the Company in an amount equal to the principal amount of the Bonds so tendered for cancellation plus accrued interest thereon.

     SECTION 5.2. ADDITIONAL RENT. The Company shall pay as Additional Rent, within 15 days after receiving an invoice therefor, the following amounts:

     (a) all reasonable fees, charges and expenses, including agent and counsel fees and expenses, of the City, the Trustee and the Paying Agent incurred pursuant to the Indenture, this Lease, the Deed of Trust, the Grant Agreement, any Leasehold Mortgage or any Financing Document as and when the same become due;

     (b) all costs incident to the issuance of the Bonds and the payment of the principal of and interest on the Bonds as the same become due and payable, including all costs and expenses in connection with the call, redemption and payment of all Outstanding Bonds;

     (c) all expenses reasonably incurred in connection with the reasonable and necessary enforcement of any rights under this Lease, the Deed of Trust or the Indenture by the City, the Trustee or the Bondowners;

     (d) an amount sufficient to reimburse the City for extraordinary expenses reasonably incurred by the City hereunder, with the prior written consent of the Company, in connection with the performance of its obligations under this Lease, the Indenture, the Deed of Trust, any Leasehold Mortgage, any Financing Document or the Grant Agreement;

     (e) all amounts payable under the Grant Agreement; and

     (f) all other payments of whatever nature which the Company has agreed in writing to pay or assume under the provisions of this Lease.

     SECTION 5.3. OBLIGATIONS OF COMPANY ABSOLUTE AND UNCONDITIONAL.

     (a) The obligations of the Company under this Lease to make payments of Basic Rent and Additional Rent on or before the date the same become due, and to perform all of its other obligations, covenants and agreements hereunder shall be absolute and unconditional, without notice or demand, and without abatement, deduction, set-off, counterclaim, recoupment or defense or any right of termination or cancellation arising from any circumstance whatsoever, whether now existing or hereafter arising, irrespective of whether the City's title to the Project or to any part thereof is defective or nonexistent, and notwithstanding any damage to, loss, theft or destruction of, the Project or any part thereof, any failure of consideration or frustration of commercial purpose, the taking by eminent domain of title to or of the right of temporary use of all or any part of the Project, legal curtailment of the Company's use thereof, the eviction or constructive eviction of the Company, any change in the tax or other laws of the United States of America, the State of Missouri or any political subdivision thereof, any change in the City's legal organization or status, or any default of the City hereunder, and regardless of the invalidity of any action of the City, and regardless of the invalidity of any portion of this Lease.

     (b) Nothing in this Lease shall be construed to release the City from the performance of any agreement on its part herein contained or as a waiver by the Company of any rights or claims the Company may have against the City under this Lease or otherwise, but any recovery upon such rights and claims shall be had from the City separately, it being the intent of this Lease that the Company shall be unconditionally and absolutely obligated to perform fully all of its obligations, agreements and covenants under this Lease (including the obligation to pay Basic Rent and Additional Rent) for the benefit of the Bondowners and the City. The Company may, however, at its own cost and expense and in its own name or in the name of the City, prosecute or defend any action or proceeding or take any other action involving third persons which the Company deems reasonably necessary in order to secure or protect its right of possession, occupancy and use hereunder, and in such event the City hereby agrees to cooperate fully with the Company and to take all action necessary to effect the substitution of the Company for the City in any such action or proceeding if the Company shall so request.

     SECTION 5.4. PREPAYMENT OF BASIC RENT. The Company may at any time and from time to time prepay all or any part of the Basic Rent provided for hereunder without penalty. During such times as the amount held by the Trustee in the Bond Fund shall be sufficient to pay, at the time required, the principal of and interest on all the Bonds then remaining unpaid, the Company shall be entitled to credit against payments of Basic Rent or Additional Rent under the provisions of this Lease.

     SECTION 5.5. REDEMPTION OF BONDS. The City and the Trustee, at the written direction of the Company, at any time the aggregate moneys in the Bond Fund are sufficient for such purposes, shall (a) if the same are then redeemable under the provisions of ARTICLE III of the Indenture, use their best efforts to effect the redemption of all or such part of the then Outstanding Bonds as may be specified by the Company, on such redemption date as may be specified by the Company, or (b) cause such moneys in the Bond Fund or such part thereof as the Company shall direct, to be applied by the Trustee for the purchase of Bonds in the open market for the purpose of cancellation at prices not exceeding the principal amount thereof, or (c) a combination of (a) and (b) as provided in such direction. At its option, the Company may deliver to the Trustee for redemption Bonds not previously paid and the Company shall receive a credit against the Basic Rent or other amounts payable by the Company for the redemption of such Bonds in an amount equal to the principal amount of the Bonds so tendered for redemption plus accrued interest.


                                   ARTICLE VI

                        MAINTENANCE, TAXES AND UTILITIES

     SECTION 6.1. MAINTENANCE AND REPAIRS. Throughout the Lease Term the Company shall, at its own expense, keep the Project in reasonably safe operating condition and keep the Project in good repair, reasonable wear, tear, depreciation and obsolesence excepted, making from time to time all repairs thereto and renewals and replacements thereof it determines to be necessary.

     SECTION 6.2. TAXES, ASSESSMENTS AND OTHER GOVERNMENTAL CHARGES.

     (a) The Company shall promptly pay and discharge, as the same become due, all taxes and assessments, general and special, and other governmental charges of any kind whatsoever that may be lawfully taxed, charged, levied, assessed or imposed upon or against or be payable for or in respect of the Project, or any part thereof or interest therein or any buildings, improvements, machinery and equipment at any time installed thereon by the Company, or the income therefrom or Basic Rent and other amounts payable under this Lease, including any new taxes and assessments not of the kind enumerated above to the extent that the same are lawfully made, levied or assessed in lieu of or in addition to taxes or assessments now customarily levied against real or personal property, and further including all utility charges, assessments and other general governmental charges and impositions whatsoever, foreseen or unforeseen, which if not paid when due would impair the security of the Bonds or encumber the City's title to the Project; provided that with respect to any special assessments or other governmental charges that are lawfully levied and assessed which may be paid in installments, the Company shall be obligated to pay only such installments thereof as become due and payable during the Lease Term.

     (b) The Company shall have the right, in its own name or in the City's name, to contest the validity or amount of any tax, assessment or other governmental charge which the Company is required to bear, pay and discharge pursuant to the terms of this Article by appropriate legal proceedings instituted at least 10 days before the tax, assessment or other governmental charge complained of becomes delinquent if and provided (1) the Company, before instituting any such contest, gives the City written notice of its intention so to do, (2) the Company diligently prosecutes any such contest, at all times effectively stays or prevents any official or judicial sale therefor, under execution or otherwise, and (3) the Company promptly pays any final judgment enforcing the tax, assessment or other governmental charge so contested and thereafter promptly procures record release or satisfaction thereof. The City agrees to cooperate fully with the Company in connection with any and all administrative or judicial proceedings related to any tax, assessment or other governmental charge. The Company shall indemnify, defend and hold the City whole and harmless from any costs and expenses the City may incur related to any of the above.

     SECTION 6.3. UTILITIES. All utilities and utility services used by the Company in, on or about the Project shall be paid by the Company and shall be contracted by the Company in the Company's own name, and the Company shall, at its sole cost and expense, procure any and all permits, licenses or authorizations necessary in connection therewith.

     SECTION 6.4. PROPERTY TAX EXEMPTION. The City and the Company expect that while the Project is owned by the City and is subject to the Lease, the Project will be exempt from all ad valorem property taxes by reason of such ownership, and the City agrees that it will cooperate with the Company to defend, at the sole expense of the Company, such exemption against all parties. The City and the Company further acknowledge and agree that the City's obligations hereunder are contingent upon the Company making those payments as set forth in SECTION
5.04 of the Grant Agreement during the term of this Lease. The terms and conditions of the Grant Agreement are incorporated herein as if fully set forth herein.


                                   ARTICLE VII

                                    INSURANCE

     SECTION 7.1. TITLE INSURANCE. The Company will purchase, on behalf of the City and the Trustee, at its expense, from a company duly qualified to issue such insurance in the State of Missouri, an owner's policy of title insurance in the amount of not less than $_______, subject only to Permitted Encumbrances. Copies of said policy will be delivered to the Trustee by the Company not later than 90 days after the date of issuance of the Bonds.

     SECTION 7.2. PROPERTY INSURANCE.

     (a) The Company shall at its sole cost and expense obtain and shall maintain throughout the Lease Term, a policy or policies of insurance (including, if appropriate, builder's risk insurance) to keep the Project constantly insured against loss or damage by fire, lightning and all other risks covered by the extended coverage insurance endorsement then in use in the State of Missouri in an amount equal to the Full Insurable Value thereof (subject to reasonable loss deductible provisions). The insurance required pursuant to this Section shall be maintained at the Company's sole cost and expense, shall be maintained with a generally recognized responsible insurance company or companies authorized to do business in the State of Missouri or generally recognized international insurers or reinsurers with an A.M. Best rating of "A-" or the equivalent thereof as may be selected by the Company. Copies of the insurance policies required under this Section, or originals or certificates thereof shall be delivered by the Company upon request to the City and the Trustee. All such policies of insurance pursuant to this Section, and all renewals thereof, shall name the City, the Company and the Trustee as additional insureds as their respective interests may appear, and shall contain a provision that such insurance may not be canceled by the issuer thereof without at least 10 days' advance written notice to the City, the Company and the Trustee.

     (b) In the event of loss or damage to the Project, the Net Proceeds of property insurance carried pursuant to this Section shall be paid and applied as provided in ARTICLE IX of this Lease, or as may be directed by, or on behalf of, the Owners of 100% in principal amount of the Bonds outstanding.

     SECTION 7.3. PUBLIC LIABILITY INSURANCE.

     (a) The Company shall at its sole cost and expense maintain or cause to be maintained at all times during the Lease Term general accident and public liability insurance (including but not limited to coverage for all losses whatsoever arising from the ownership, maintenance, operation or use of any automobile, truck or other motor vehicle), under which the City and the Trustee shall be named as additional insureds, properly protecting and indemnifying the City and the Trustee, in an amount not less than the limitation on awards for liability in effect from time to time under R.S. Mo. Section 537.610 for bodily injury (including death) and property damage combined single limit each occurrence (with excess coverage in an amount not less than $6,000,000 and each subject to reasonable loss deductible clauses not to exceed the amounts normally or generally carried by the Company or its affiliates). The policies of said insurance shall contain a provision that such insurance may not be canceled by the issuer thereof without at least 10 days' advance written notice to the City, the Company and the Trustee. Such policies or copies or certificates thereof shall be furnished to the Trustee upon request.

     (b) In the event of a public liability occurrence, the Net Proceeds of liability insurance carried pursuant to this Section shall be applied toward the extinguishment or satisfaction of the liability with respect to which such proceeds have been paid.

     SECTION 7.4. BLANKET INSURANCE POLICIES. The Company may satisfy any of the insurance requirements set forth in this Article by using blanket policies of insurance, provided each and all of the requirements and specifications of this Article respecting insurance are complied with.

     SECTION 7.5. WORKER'S COMPENSATION. The Company agrees throughout the Lease Term to maintain or cause to be maintained the Worker's Compensation coverage or the approval to self insure as required by the laws of the State of Missouri.


                                  ARTICLE VIII

                            ALTERATION OF THE PROJECT

     SECTION 8.1. ADDITIONS, MODIFICATIONS AND IMPROVEMENTS OF THE PROJECT.

     (a) The Company shall have and is hereby given the right, at its sole cost and expense, to make such additions, modifications and improvements in and to any part of the Project as the Company from time to time may deem necessary or desirable for its business purposes. All additions, modifications and improvements made by the Company pursuant to the authority of this Section shall
(i) be made in a good and workmanlike manner and in material compliance with all material laws and ordinances applicable thereto, (ii) when commenced, be prosecuted to completion with due diligence, and (iii) when completed, be deemed a part of the Project; provided, however, that additions of machinery and equipment installed in the Project by the Company not purchased or acquired from funds deposited with the Trustee hereunder shall remain the property of the Company and may be removed by the Company, and are not part of the Project; provided, further, that prior to the Company making improvements which are to become part of the Project, the City and the Company shall agree upon additional grant payments, the issuance of Additional Bonds and other matters related to the improvements of the Project and amend or supplement the Grant Agreement, if necessary, and the Indenture, if necessary, regardless of the improvements being made pursuant to this SECTION 8.1 or pursuant to SECTION 8.3 hereof.

     (b) Notwithstanding anything herein to the contrary, any repairs and maintenance of the Project Equipment or pursuant to the provisions of ARTICLE IX of this Lease shall be deemed to be part of the Project regardless of whether the same is paid for from funds deposited with the Trustee, and the Company shall not be obligated to make additional grant payments or otherwise amend the Grant Agreement in respect thereof.

     SECTION 8.2. REMOVAL OF PROJECT EQUIPMENT. The Company shall have the right, provided the Company is not in default in the payment of Basic Rent or Additional Rent hereunder, to remove from the Project and (on behalf of the City) sell, exchange or otherwise dispose of, without responsibility or accountability to the City or the Trustee with respect thereto, any items of the Project Equipment which (a) the Company shall certify to the Trustee have become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary or are otherwise no longer useful to the Company in its operations conducted on or in the Project, or (b) the Company shall certify to the Trustee have a value of less than $1,000,000. The Trustee shall amend the list of Project Equipment maintained by it pursuant to SECTION 10.8 hereof upon receipt of such certificates.

     In all cases, the Company shall pay all the costs and expenses of any such removal and shall promptly repair at its expense all damage to the Project caused thereby in a good and workmanlike manner.

     SECTION 8.3. ADDITIONAL IMPROVEMENTS ON THE PROJECT SITE. The Company shall have and is hereby given the right, at its sole cost and expense, to construct on portions of the Project Site not theretofore occupied by buildings or improvements such additional buildings and improvements as the Company from time to time may deem necessary or desirable for its business purposes. All additional buildings and improvements constructed on the Project Site by the Company pursuant to the authority of this Section shall, during the life of this Lease, remain the property of the Company and may be added to, altered or razed and removed by the Company at any time. All additional buildings and improvements shall be made in a good and workmanlike manner and in material compliance with all material laws and ordinances applicable thereto and when commenced be prosecuted to completion with due diligence. The Company covenants and agrees (a) to make any repairs and restorations required to be made to the Project because of the construction of, addition to, alteration or removal of said additional buildings or improvements, and (b) to promptly and with due diligence either raze and remove or repair, replace or restore any of said additional buildings and improvements as may from time to time be damaged by fire or other casualty. The Company shall pay all ad valorem taxes and assessments payable with respect to such additional buildings and improvements which remain the property of the Company.

     SECTION 8.4. PERMITS AND AUTHORIZATIONS. The Company shall not do or permit others under its control to do any work on the Project related to any repair, rebuilding, restoration, replacement, modification or addition to the Project, or any part thereof, unless all requisite municipal and other governmental permits and authorizations shall have been first procured. The City agrees to act promptly on all requests for such municipal permits and authorizations; provided that nothing in this Lease shall obligate the City to grant any permits, authorizations or approvals other than those which the City would grant in the course of and pursuant to its normal review procedures and standards for such matters. All such work shall be done in a good and workmanlike manner and in material compliance with all applicable material building and zoning laws and governmental regulations and requirements, and in accordance with the requirements, rules and regulations of all insurers under the policies required to be carried under the provisions of ARTICLE VII hereof.

     SECTION 8.5. MECHANICS' LIENS.

     (a) The Company will not directly or indirectly create, incur, assume or suffer to exist any lien on or with respect to the Project, except Permitted Encumbrances, and the Company shall promptly, at its own expense, take such action as may be necessary to fully discharge or release any such lien. Whenever and as often as any mechanics' or other similar lien is filed against the Project, or any part thereof, purporting to be for or on account of any labor done or materials or services furnished in connection with any work in or about the Project, the Company shall discharge the same of record. Notice is hereby given that the City shall not be liable for any labor or materials furnished the Company or anyone claiming by, through or under the Company upon credit, and that no mechanics' or other similar lien for any such labor, services or materials shall attach to or affect the reversionary or other estate of the City in and to the Project or any part thereof.

     (b) Notwithstanding paragraph (a) above, the Company shall have the right to contest any such mechanics' or other similar lien if it notifies the City and the Trustee in writing of its intention so to do, and provided the Company diligently prosecutes such contest, at all times effectively stays or prevents any official or judicial sale of the Project, or any part thereof or interest therein, under execution or otherwise, and pays or otherwise satisfies any final judgment enforcing such contested lien claim and thereafter promptly procures record release or satisfaction thereof. The Company shall hold the City whole and harmless from any loss, costs or expenses the City may incur related to any such contest. The City shall cooperate fully with the Company in any such contest.

     SECTION 8.6. OPTION TO PURCHASE UNIMPROVED PORTIONS OF THE PROJECT SITE. The City hereby grants to the Company the right at any time and from time to time to purchase any unimproved portion or portions of the Project Site. For the purposes of this Section "unimproved" shall mean real property upon which no Project Improvements are located, but excluding improvements relating to streets, sidewalks, bridges, storm water, grading, utility, parking or other similar improvements. As conditions to such purchase, the City and the Trustee shall receive from the Company at least 30 days prior to the proposed date for completing the purchase the following (a) a written certificate from the Company to the effect (i) that the Company desires to purchase an unimproved portion of the Project Site, (ii) the proposed date for completing the purchase, and (iii) that the Company is not in material default under any of the provisions of this Lease Agreement, (b) an adequate legal description of that portion (together with the interest in such portion) of the property to be purchased, (c) a certificate of an independent engineer or surveyor, dated not more than 30 days prior to the date of the request stating that, in the opinion of the person signing such certificate; (i) the unimproved portion of the Project Site is unimproved within the definition contained in this Section, (ii) the unimproved portion of the Project Site so proposed to be purchased is not needed for the operation of the Project, and (iii) the proposed purchase will not impair the usefulness of the Project for its intended purposes and will not destroy the means of ingress thereto and egress therefrom, and (d) the written consent of the Owners of all of the Bonds.

     The purchase price for such unimproved portion of the Project Site shall be its fair market value as determined by the Owners of all of the Bonds and shall be received in writing by the City and the Trustee at least 10 days prior to the proposed date for completing the purchase. Such purchase price shall be paid to the Trustee at the time the City executes and delivers a special warranty deed conveying the property which is to be purchased to the Company. The Trustee shall deposit such amount (if any) into the Bond Fund. If such amount is more than $1,000, such amount shall be used by the Trustee to redeem Bonds in accordance with SECTION 302(A) of the Indenture. If such amount is $1,000 or less the Trustee shall apply such amount to the next interest payment on the Bonds.

     Upon the City's receipt of written notice from the Trustee that the Trustee has received all of the items required by this Section, the Mayor and City Clerk of the City shall execute a special warranty deed conveying such property to the Company and shall deliver such deed to the Company. Such special warranty deed shall be subject to the following: (a) those liens and encumbrances, if any, to which title to that portion of the Project Site was subject when conveyed to the City; (b) those liens and encumbrances created by the Company or to the creation or suffering of which the Company consented; (c) those liens and encumbrances resulting from the failure of the Company to perform or observe any agreement on its part contained in this Lease; (d) Permitted Encumbrances other than the Indenture, this Lease and the Deed of Trust; and (e) if the unimproved portion of the Project Site or any part thereof is being condemned, the rights and title of any condemning authority.

                                   ARTICLE IX

                      DAMAGE, DESTRUCTION AND CONDEMNATION

     SECTION 9.1. DAMAGE OR DESTRUCTION.

     (a) If the Project shall be damaged or destroyed by fire or any other casualty, whether or not covered by insurance, the Company, as promptly as practicable, shall either (i) make the determination described in subsection (f) below, or (ii) repair, restore, replace or rebuild the same so that upon completion of such repairs, restoration, replacement or rebuilding such Project shall be of a value not less than the value thereof immediately prior to the occurrence of such damage or destruction or, at the Company's option, shall construct upon the Project Site new buildings and improvements thereafter together with all new machinery, equipment and fixtures which are either to be attached to or are to be used in connection with the operation or maintenance thereof, provided that (A) the value thereof shall not be less than the value of such destroyed or damaged Project Improvements and/or Project Equipment immediately prior to the occurrence of such damage or destruction and (B) the nature of such new buildings, improvements, machinery, equipment and fixtures will not impair the character of the Project as an enterprise permitted by the Act.

     If the Company shall elect to construct any such new buildings and improvements, for all purposes of this Lease, any reference to the words "Project Improvements" shall be deemed to also include any such new buildings and improvements and all additions thereto and all replacements and alterations thereof and any reference to the words "Project Equipment" shall be deemed to include any such new machinery, equipment and fixtures which are either attached to or are used in connection with the operation or maintenance of such new buildings and improvements and all additions or replacements thereof.

     Unless the Company makes the determination described in subsection (f) below, the Net Proceeds of casualty insurance required by ARTICLE VII hereof received with respect to such damage or loss to the Project shall be used to pay the cost of repairing, restoring, replacing or rebuilding the Project or any part thereof. Insurance monies in an amount less than $5,000,000 may be paid to or retained by the Company to be paid for such costs. Insurance monies in an amount of $5,000,000 or more shall be paid to the Trustee to be used as provided herein. If the Company makes the determination described in subsection (f) below, the Net Proceeds shall be deposited with the Trustee and used to redeem Bonds as provided in subsection (f).

     (b) If any of the insurance monies paid by the insurance company as hereinabove provided shall remain after the completion of such repairs, restoration, replacement or rebuilding, and this Lease shall not have terminated, the excess shall be deposited in the Bond Fund, subject to the rights pursuant to any Leasehold Mortgage or Financing Document. If the Net Proceeds shall be insufficient to pay the entire cost of such repairs, restoration, replacement or rebuilding, the Company shall pay the deficiency.

     (c) Except as otherwise provided in this Lease, in the event of any such damage by fire or any other casualty, the provisions of this Lease shall be unaffected and the Company shall remain and continue liable for the payment of all Basic Rent and Additional Rental and all other charges required hereunder to be paid by the Company, as though no damage by fire or any other casualty has occurred.

     (d) The City and the Company agree that they will cooperate with each other, to such extent as such other party may reasonably require, in connection with the prosecution or defense, at the expense of the Company, of any action or proceeding arising out of, or for the collection of any insurance monies that may be due in the event of, any loss or damage, and that they will execute and deliver to such other parties such instruments as may be required to facilitate the recovery of any insurance monies.

     (e) The Company agrees to give prompt notice to the City, the Trustee, the mortgagee under the Leasehold Mortgage (if any) and the Financing Party under the Financing Document (if any) with respect to all fires and any other casualties occurring in, on, at or about the Project.

     (f) If the Company shall determine that rebuilding, repairing, restoring or replacing the Project is not practicable and desirable, any Net Proceeds of casualty insurance required by ARTICLE VII hereof received with respect to such damage or loss shall, after payment of all Additional Rent then due and payable, be paid into the Bond Fund and shall be used, at the option of the Company, to redeem Bonds on the earliest practicable redemption date or to pay the principal of any Bonds as the same become due, all subject to rights of the mortgagee under the Leasehold Mortgage (if any) and the Financing Party under the Financing Documents (if any). The Company agrees to be reasonable in exercising its judgment pursuant to this subsection (f).

     (g) The Company shall not, by reason of its inability to use all or any part of the Project during any period in which the Project is damaged or destroyed or is being repaired, rebuilt, restored or replaced, nor by reason of the payment of the costs of such rebuilding, repairing, restoring or replacing, be entitled to any reimbursement from the City, the Trustee or the Bondowners or to any abatement or diminution of the rentals payable by the Company under this Lease or of any other obligations of the Company under this Lease except as expressly provided in this Section.

     SECTION 9.2. CONDEMNATION.

     (a) If during the Lease Term, title to, or the temporary use of, all or any part of the Project shall be condemned by or sold under threat of condemnation to any authority possessing the power of eminent domain, to such extent that the claim or loss resulting from such condemnation is greater than $5,000,000, the Company shall, within 90 days after the date of entry of a final order in any eminent domain proceedings granting condemnation or the date of sale under threat of condemnation, notify the City, the Trustee, the mortgagee under the Leasehold Mortgage (if any) and the Financing Party under the Financing Document (if any) in writing as to the nature and extent of such condemnation or loss of title and whether it is practicable and desirable to acquire or construct substitute improvements.

     (b) If the Company shall determine that such substitution is practicable and desirable, the Company shall proceed promptly with and complete with reasonable dispatch the acquisition or construction of such substitute improvements, so as to place the Project in substantially the same condition as existed prior to the exercise of the said power of eminent domain, including the acquisition or construction of other improvements suitable for the Company's operations at the Project (which improvements will be deemed a part of the Project and available for use and occupancy by the Company without the payment of any rent other than herein provided, to the same extent as if such other improvements were specifically described herein and demised hereby); provided, that such improvements will be acquired by the City subject to no liens, security interests or encumbrances prior to the lien and/or security interest afforded by the Indenture, this Lease and the Deed of Trust other than Permitted Encumbrances. In such case, any Net Proceeds received from any award or awards with respect to the Project or any part thereof made in such condemnation or eminent domain proceedings, or of the sale proceeds, shall be applied in the same manner as provided in SECTION 9.1 hereof (with respect to the receipt of casualty insurance proceeds).

     (c) If the Company shall determine that it is not practicable and desirable to acquire or construct substitute improvements, any Net Proceeds of condemnation awards received by the Company shall, after payment of all

Additional Rent then due and payable, be paid into the Bond Fund and shall be used, at the option of the Company, to redeem Bonds on the earliest practicable redemption date or to pay the principal of any Bonds as the same becomes due and payable, all subject to the rights of the mortgagee under the Leasehold Mortgage (if any) and Financing Party under the Financing Documents (if any).

     (d) The Company shall not, by reason of its inability to use all or any part of the Project during any such period of restoration or acquisition nor by reason of the payment of the costs of such restoration or acquisition, be entitled to any reimbursement from the City, the Trustee or the Bondowners or to any abatement or diminution of the rentals payable by the Company under this Lease nor of any other obligations hereunder except as expressly provided in this Section.

     (e) The City shall cooperate fully with the Company in the handling and conduct of any prospective or pending condemnation proceedings with respect to the Project or any part thereof, and shall, to the extent it may lawfully do so, permit the Company to litigate in any such proceeding in the name and on behalf of the City. The Company shall hold the City whole and harmless from any loss, costs or expenses the City may incur related to any such proceeding. In no event will the City voluntarily settle or consent to the settlement of any prospective or pending condemnation proceedings with respect to the Project or any part thereof without the prior written consent of the Company.

     SECTION 9.3. BONDOWNER APPROVAL. Notwithstanding anything to the contrary contained in this ARTICLE IX, the proceeds of any insurance received subsequent to a casualty or of any condemnation proceedings (or threats thereof) may be applied as directed by the Owners of 100% of the principal amount of Bonds outstanding, subject and subordinate to the rights of the City and the Trustee pursuant to the Indenture, this Lease or the Grant Agreement.


                                    ARTICLE X

                                SPECIAL COVENANTS

     SECTION 10.1. NO WARRANTY OF CONDITION OR SUITABILITY BY THE CITY; EXCULPATION AND INDEMNIFICATION. The City makes no warranty, either express or implied, as to the condition of the Project or that it will be suitable for the Company's purposes or needs. The Company releases the City from, agrees that the City shall not be liable for and agrees to hold the City harmless against, any loss or damage to property or any injury to or death of any person that may be occasioned by any cause whatsoever pertaining to the Project or the use thereof; unless such loss is the result of the City's gross negligence or willful misconduct.

     SECTION 10.2. SURRENDER OF POSSESSION. Upon accrual of the City's right of re-entry because of the Company's default hereunder or upon the cancellation or termination of this Lease for any reason other than the Company's purchase of the Project pursuant to ARTICLE XI hereof, the Company shall peacefully surrender possession of the Project to the City; provided, however, the Company shall have the right within 90 days (or such later date as the City may agree to) after the termination of this Lease to remove from the Project Site any buildings, improvements, furniture, trade fixtures, machinery and equipment owned by the Company and not constituting part of the Project. All repairs to and restorations of the Project required to be made because of such removal shall be made by and at the sole cost and expense of the Company, and during said 90-day (or extended) period the Company shall bear the sole responsibility for and bear the sole risk of loss for said buildings, improvements, furniture, trade fixtures, machinery and equipment. All buildings, improvements, furniture, trade fixtures, machinery and equipment owned by the Company and which are not so removed from the Project prior to the expiration of said period shall be the separate and absolute property of the City.

     SECTION 10.3. RIGHT OF ACCESS TO THE PROJECT. The Company agrees that the City and the Trustee and their duly authorized agents shall have the right at reasonable times during normal business hours and, except in the event of emergencies, upon not less than one business day's prior notice, subject to the Company's usual safety and security requirements, to enter upon the Project Site
(a) to examine and inspect the Project without interference or prejudice to the Company's operations, (b) performing such work in and about the Project made necessary by reason of the Company's default under any of the provisions of this Lease, and (c) exhibiting the Project to prospective purchasers, lessees or trustees subsequent to an Event of Default.

     SECTION 10.4. GRANTING OF EASEMENTS; LEASEHOLD MORTGAGES AND FINANCING ARRANGEMENTS.

     (a) Subject to SECTION 10.4(C) and (D), if no Event of Default under this Lease shall have happened and be continuing, the Company may at any time or times (i) grant subleases (as permitted in SECTION 13.1(B) hereof), easements, licenses, rights-of-way (including the dedication of public highways) and other rights or privileges in the nature of easements that are for the direct use of the Project, or part thereof, by the grantee, (ii) release or terminate existing subleases, easements, licenses, rights-of-way and other rights or privileges, all with or without consideration and upon such terms and conditions as the Company shall determine, or (iii) incur Permitted Encumbrances. The Company may take such actions and may execute any applicable documents in the Company's own name. No separate signature of or authorization from the City shall be required for the execution and delivery of any such document, although the City agrees to execute and deliver such confirming documents as are described below, under the procedures described below, if the Company chooses to make such a request. All third parties entering into agreements with the Company or receiving delivery of or the benefit of such agreements or documents shall be entitled to rely upon the same as having been executed and delivered by the Company, unless such third party has actual notice that the agency herein granted by the City to the Company has been terminated by the City because of an uncured Event of Default hereunder. The City agrees that it will execute and deliver and will cause and direct the Trustee to execute and deliver any instrument necessary or appropriate to confirm and grant, release or terminate any such sublease, easement, license, right-of-way or other right or privilege or any such agreement or other arrangement, upon receipt by the City and the Trustee of: (x) a copy of the instrument of grant, release or termination or of the agreement or other arrangement, (y) a written application signed by an Authorized Company Representative requesting such instrument, and (z) a certificate executed by an Authorized Company Representative stating that such grant or release is not detrimental to the proper conduct of the business of the Company, will not impair the effective use or interfere with the efficient and economical operation of the Project, will not materially adversely affect the security intended to be given by or under the Indenture and will be a Permitted Encumbrance. If no Event of Default shall have happened and be continuing beyond any applicable grace period, any payments or other consideration received by the Company for any such grant or with respect to or under any such agreement or other arrangement shall be and remain the property of the Company, but, subject to SECTIONS 10.4(C) and (D), in the event of the termination of this Lease or Event of Default by the Company, all rights then existing of the Company with respect to or under such grant shall inure to the benefit of and be exercisable by the City and the Trustee.

     (b) The Company may mortgage the leasehold estate created by this Lease, without the City's consent, provided and upon condition that:

          (i) a duplicate original or certified copy or photostatic copy of each such mortgage, and the note or other obligation secured thereby, is delivered to the City within thirty (30) days after the execution thereof; and

          (ii) such mortgage shall contain a covenant to the effect that the net proceeds of all insurance policies and the condemnation award shall be held, used and applied for the purposes and in the manner provided for in this Lease.

     (c) The City acknowledges and agrees that the Company may finance and refinance its rights and interests in the Project, this Lease and the leasehold estate created hereby and, in connection therewith, the Company may execute Financing Documents with one or more Financing Parties. Notwithstanding anything contained to the contrary in this Lease, the Company shall have the right, at any time and from time to time, to execute one or more Financing Documents without the consent of the City upon the terms contained in this SECTION 10.4. Notwithstanding anything contained to the contrary in this Lease (including without limitation Section 13.1(a)), the Company shall have the further right to sublease or assign this Lease, the leasehold estate, any sublease and rights in connection therewith, and/or grant liens or security interests therein, to any Financing Party (or to the designee, nominee, assignee or transferee of such Financing Party), without the consent of the City.

     (d) Upon notice by the Company to the City in writing that it has executed one or more Financing Documents under which it has granted rights in this Lease to a Financing Party, which includes the name and address of such Financing Party, then the following provisions shall apply in respect of each such Financing Party:

          (i) there shall be no merger of this Lease or of the leasehold estate created hereby with the fee title to the Project, notwithstanding that this Lease or said leasehold estate and said fee title shall be owned by the same person or persons, without the prior written consent of such Financing Party;

          (ii) the City shall serve upon each such Financing Party (at the address, if any, provided to the City) a copy of each notice of the occurrence of an Event of Default and each notice of termination given to the Company under this Lease, at the same time as such notice is served upon the Company. No such notice to the Company shall be effective unless a copy thereof is thus served upon each Financing Party;

          (iii) each Financing Party shall have the same period of time which the Company has, after the service of any required notice upon it, within which to remedy or cause to be remedied any payment default under this Lease which is the basis of the notice plus thirty (30) days, and the City shall accept performance by such Financing Party as timely performance by the Company;

          (iv) the City may exercise any of its rights or remedies with respect to any other Event of Default by the Company, subject to the rights of the Financing Parties under this SECTION 10.4(D) as to such other events of default;

          (v) in case of the occurrence and continuance of an Event of Default by the Company under this Lease, other than a default in the payment of money, the City shall take no action to effect a termination of this Lease by service of a notice or otherwise, without first giving notice thereof to each such Financing Party and permitting such Financing Party (or its designee, nominee, assignee or transferee) a reasonable time within which to remedy such default in the case of an Event of Default which is susceptible of being cured (provided that the period to remedy such event of default shall continue beyond any period set forth in the Lease to effect said cure so long as the Financing Party (or its designee, nominee, assignee or transferee) is diligently prosecuting such cure); provided that the Financing Party (or its designee, nominee, assignee or transferee) shall pay or cause to be paid to the City and the Trustee all expenses, including reasonable counsel fees, court costs and disbursements incurred by the City or the Trustee in connection with any such default; and

          (vi) the Financing Parties (and their designees, nominees, assignees or transferees) shall have the right to enter, possess and use the Project at such reasonable times and manner as are necessary or desirable to effectuate the remedies and enforce their respective rights under the Financing Documents.

     (e) In connection with the execution of one or more Financing Documents, upon the request of the Company, the City agrees to execute such documents as shall be reasonably requested by a Financing Party and which are usual and customary in connection with the closing of the financing or refinancing pursuant to the Financing Documents. The Company agrees to indemnify the City for any and all costs and expenses incurred by the City, including reasonable attorneys' fees and expenses, as a result of such request.

     SECTION 10.5. INDEMNIFICATION OF CITY AND TRUSTEE. The Company shall indemnify and save the City and the Trustee and their governing body members, officers, agents, servants, employees, and independent contractors harmless from and against all claims, demands, costs, liabilities, damages or expenses, including attorneys' fees, by or on behalf of any person, firm or corporation arising from the conduct or management of, or from any work or thing done in, on or about, the Project during the Lease Term, and against and from all claims, demands, costs, liabilities, damages or expenses, including attorneys' fees, arising during the Lease Term from (a) any condition of the Project, (b) any breach or default on the part of the Company in the performance of any of its obligations under this Lease, or any action requested of the City by the Company related to this Lease, (c) any contract entered into in connection with the purchase or improvement of the Project, (d) any act of negligence of the Company or of any of its agents, contractors, servants, employees or licensees, (e) any act of negligence of any assignee or sublessee of the Company, or of any agents, contractors, servants, employees or licensees of any assignee or sublessee of the Company, (f) obtaining any applicable state and local sales and use tax exemptions for materials or goods that become part of the Project, and (g) any violation of Section 107.170 of the Revised Statutes of Missouri, as amended; provided, however, the indemnification contained in this SECTION 10.5 shall not extend to the City or Trustee if such claims, demands, costs, liabilities, damages or expenses, including attorneys' fees, are (i) the result of work being performed at the Project by employees or agents of the City, or (ii) the result of the City's gross negligence or willful misconduct. Upon notice from the City or the Trustee, the Company shall defend them or either of them in any such action or proceeding to which they are entitled to indemnification as provided herein. This SECTION 10.5 shall survive any termination of this Lease.

     SECTION 10.6. DEPRECIATION, INVESTMENT TAX CREDIT AND OTHER TAX BENEFITS. The City agrees that any depreciation, investment tax credit or any other tax benefits with respect to the Project or any part thereof shall be made available to the Company, and the City will fully cooperate with the Company in any effort by the Company to avail itself of any such depreciation, investment tax credit or other tax benefits.

     SECTION 10.7. COMPANY TO MAINTAIN ITS EXISTENCE. The Company agrees that until the Bonds are paid or payment is provided for in accordance with the terms of the Indenture, it will maintain its existence, and will not dissolve or otherwise dispose of all or substantially all of its assets; provided, however, that the Company may, without violating the agreement contained in this Section, consolidate with or merge into another Person or permit one or more other

Persons to consolidate with or merge into it, or may sell or otherwise transfer to another Person all or substantially all of its assets as an entirety and thereafter dissolve, provided, the surviving, resulting or transferee Person (a) expressly assumes in writing all the obligations of the Company contained in this Lease, and (b) (i) the senior long term debt of such Person or the senior long term debt of an entity controlled by, under common control with or controlling such Person, is rated at least Baa3 by Moody's Investors Service, Inc. (or any successor agency) or BBB- by Standard & Poors Rating Service (or any successor agency), or (ii) such Person is controlled by, under common control with or controls the Company.

     SECTION 10.8. SECURITY INTERESTS. At the written request of the Owners of all of the Bonds, the City and the Company agree to enter into all instruments (including financing statements and statements of continuation) necessary for perfection of and continuance of the perfection of the security interests of the City and the Trustee in the Project. Upon the written instructions of the Owner of the Bonds, the Trustee shall file all instruments the Owner of the Bonds shall deem necessary to be filed and shall continue or cause to be continued such instruments for so long as the Bonds shall be Outstanding. The City and the Company shall cooperate with the Trustee in this regard by executing such continuation statements and providing such information as the Trustee may require to renew such statements. The Trustee shall maintain a file showing a description of all Project Equipment, said file to be compiled from the certificates furnished to the Trustee pursuant to SECTION 4.4 and SECTION 8.2 hereof.

     SECTION 10.9. ENVIRONMENTAL MATTERS, WARRANTIES, COVENANTS AND INDEMNITIES REGARDING ENVIRONMENTAL MATTERS.

     (a) As used in this Section, the following terms have the following meanings:

     "Environmental Laws" means any now-existing or hereafter enacted or promulgated federal, state, local, or other law, statute, ordinance, rule, regulation or court order pertaining to (i) environmental protection, regulation, contamination or clean-up, (ii) toxic waste, (iii) underground storage tanks, (iv) asbestos or asbestos-containing materials, or (v) the handling, treatment, storage, use or disposal of Hazardous Substances, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act, all as amended from time to time.

     "Hazardous Substances" means all (i) "hazardous substances" (as defined in 42 U.S.C. ss. 9601(14)), (ii) "chemicals" subject to regulation under Title III of the Superfund Amendments and Reauthorization Act of 1986, as amended from time to time (iii) natural gas liquids, liquefied natural gas or synthetic gas,
(iv) any petroleum, petroleum-based products or crude oil, or (v) any other hazardous or toxic substances, wastes or materials, pollutants, contaminants or any other substances or materials which are included under or regulated by any Environmental Law.

     (b) The Company warrants and represents to the City and the Trustee that to the knowledge of the Company there are no conditions on the Project Site which are materially violative of any applicable Environmental Laws and no claims or demands have been asserted or made by any third parties arising out of, relating to or in connection with any Hazardous Substances on, or allegedly on, the Project Site for any injuries suffered or incurred, or allegedly suffered or incurred, by reason of the foregoing.

     (c) The Company will provide the City and the Trustee with copies of any notifications of releases of Hazardous Substances or of any environmental hazards or potential hazards which are given by or on behalf of the Company to any federal, state or local or other agencies or authorities or which are received by the Company from any federal, state or local or other agencies or authorities with respect to the Project Site. Such copies shall be sent to the City and the Trustee concurrently with their being mailed or delivered to the governmental agencies or authorities or within ten days after they are made or received by the Company. The Company will provide to the City for review only, any environmental assessment ("Assessments(s)") and reports regarding the correction or remediation of environmental issues addressed in the Assessment ("Report(s)") concerning the Project Site and the Project Improvements; upon the completion of the City's review of the Assessments and the Reports, the City shall immediately return to the Company all originals and copies of the Assessments and Reports.

     (d) The Company warrants and represents that the Company has provided the City and the Trustee with copies of all emergency and hazardous chemical inventory forms (hereinafter "Environmental Notices") that relate to the Project Site previously given, as of the date hereof, by the Company to any federal, state or local governmental authority or agency as required pursuant to the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C.A. ss. 11001 et seq., or any other applicable Environmental Laws. The Company will provide the City and the Trustee with copies of all Environmental Notices that relate to the Project Site subsequently sent to any such governmental authority or agency as required pursuant to the Emergency Planning and Community Right-to-Know Act of 1986 or any other applicable Environmental Laws. Such copies of subsequent Environmental Notices shall be sent to the City and the Trustee concurrently with their being mailed to any such governmental authority or agency.

     (e) The Company will use its reasonable best efforts to comply with and operate and at all times use, keep and maintain the Project and every part thereof (whether or not such property constitutes a facility, as defined in 42 U.S.C. ss. 9601 et. seq.) in material conformance with all applicable Environmental Laws. Without limiting the generality of the foregoing, the Company will not use, generate, treat, store, dispose of or otherwise introduce any Hazardous Substance into or on the Project or any part thereof nor cause, suffer, allow or permit anyone else to do so except in the ordinary course of the operation of the Company's business and in compliance with all applicable Environmental Laws.

     (f) The Company agrees to indemnify, defend, protect and hold harmless the City and the Trustee from and against any and all claims, demands, costs, liabilities, damages or expenses, including reasonable attorneys' fees, arising from (i) any release (as defined in 42 U.S.C. ss. 9601 (22)) or threat of a release, actual or alleged, of any Hazardous Substances, upon the Project or respecting any products or materials previously, now or thereafter located upon, delivered to or in transit to or from the Project, regardless of whether such release or threat of release or alleged release or threat of release has occurred prior to the date hereof or hereafter occurs and regardless of whether such release occurs as a result of any act, omission, negligence or misconduct of the Company or any third party or otherwise (except to the extent such release occurs as a result of any grossly negligent act or omission or willful misconduct of the City), (ii) (A) any violation now existing or hereafter arising (actual or alleged) of, or any other liability under or in connection with, any applicable Environmental Laws relating to or affecting the Project, or
(B) any violation now existing or hereafter arising, actual or alleged, or any other liability, under or in connection with, any applicable Environmental Laws relating to any products or materials previously, now or hereafter located upon, delivered to or in transit to or from the Project, regardless of whether such violation or alleged violation or other liability is asserted or has occurred or arisen prior to the date hereof or hereafter is asserted or occurs or arises and regardless of whether such violation or alleged violation or other liability occurs or arises, as the result of any act, omission, negligence or misconduct of the Company or any third party or otherwise (except to the extent such release occurs as a result of any negligent act or omission or misconduct of the
City), (iii) any assertion by any third party of any claims or demands for any loss or injury arising out of, relating to or in connection with any Hazardous Substances on or allegedly on the Project Site, or (iv) any breach, falsity or failure of any of the representations, warranties, covenants and agreements contained in this Section. This subsection (f) shall survive any termination of this Lease.

                                   ARTICLE XI

                  OPTION AND OBLIGATION TO PURCHASE THE PROJECT

     SECTION 11.1. OPTION TO PURCHASE THE PROJECT. The Company shall have, and is hereby granted, the option to purchase the Project at any time, prior to the expiration of the Lease Term upon payment in full of all Bonds then outstanding or provision for their payment having been made pursuant to ARTICLE XIII of the Indenture. To exercise such option the Company shall give written notice to the City and to the Trustee, if any of the Bonds shall then be unpaid or provision for their payment shall not have been made in accordance with the provisions of the Indenture, and shall specify therein the date of closing such purchase, which date shall be not less than 30 nor more than 90 days from the date such notice is mailed, and in case of a redemption of the Bonds in accordance with the provisions of the Indenture the Company shall make arrangements satisfactory to the Trustee for the giving of the required notice of redemption. The purchase price payable by the Company in the event of its exercise of the option granted in this Section shall be the sum of the following:

          (a) an amount of money which, when added to the amount then on deposit in the Bond Fund, will be sufficient to redeem all the then outstanding Bonds on the earliest redemption date next succeeding the closing date, including, without limitation, principal and interest to accrue to said redemption date and redemption expense; plus

          (b) an amount of money equal to the Trustee's and the Paying Agent's agreed to and reasonable fees and expenses under the Indenture accrued and to accrue until such redemption of the Bonds; plus

          (c) an amount of money equal to all Grant payments due and payable pursuant to the Grant Agreement which shall have accrued as of the date of purchase; plus

          (d) the sum of $1,000.

     At its option, to be exercised at least 5 Business Days prior to the date of closing such purchase, the Company may deliver to the Trustee for cancellation Bonds not previously paid, and the Company shall receive a credit against the purchase price payable by the Company in an amount equal to 100% of the principal amount of the Bonds so delivered for cancellation, plus the accrued interest thereon.

     SECTION 11.2. CONVEYANCE OF THE PROJECT. At the closing of the purchase of the Project pursuant to this Article, the City will upon receipt of the purchase price deliver, or cause to be delivered, to the Company the following:

          (a) If the Indenture shall not at the time have been satisfied in full, a release from the Trustee of the Project from the lien and/or security interest of the Indenture, the Deed of Trust and this Lease.

          (b) Documents, including without limitation a special warranty deed, conveying to the Company legal title to the Project, as it then exists, subject to the following: (i) those liens and encumbrances, if any, to which title to the Project was subject when conveyed to the City; (ii) those liens and encumbrances created by the Company or to the creation or suffering of which the Company consented; (iii) those liens and encumbrances resulting from the failure of the Company to perform or observe any of the agreements on its part contained in this Lease; (iv) Permitted Encumbrances other than the Indenture, this Lease and the Deed of Trust; and (v) if the Project or any part thereof is being condemned, the rights and title of any condemning authority.

     SECTION 11.3. RELATIVE POSITION OF OPTION AND INDENTURE. The options and obligation to purchase the Project granted to the Company in this Article shall be and remain prior and superior to the Indenture and may be exercised whether or not the Company is in default under this Lease, provided that such default will not result in nonfulfillment of any condition to the exercise of any such option and further provided that all options herein granted shall terminate upon the termination of this Lease.

     SECTION 11.4. OBLIGATION TO PURCHASE THE PROJECT. The Company hereby agrees to purchase, and the City hereby agrees to sell, the Project (a) for the sum of $1,000 at the expiration of the Lease Term following full payment of the Bonds or provision for payment thereof having been made in accordance with the provisions of the Indenture, and (b) at least 30 days and not more than 90 days subsequent to the early termination of the Grant Agreement, in an amount sufficient to redeem all the then Outstanding Bonds, plus accrued interest, the reasonable fees and expenses of the Trustee and the sum of $1,000.


                                   ARTICLE XII

                              DEFAULTS AND REMEDIES

     SECTION 12.1. EVENTS OF DEFAULT. If any one or more of the following events shall occur and be continuing, it is hereby defined as and declared to be and to constitute an "Event of Default" or "default" under this Lease:

          (a) Default in the due and punctual payment of Basic Rent or Additional Rent, and such default shall continue for 10 days after the City or the Trustee has given the Company written notice specifying such default (or such longer period as shall be reasonably required to cure such default; provided that (i) the Company has commenced such cure within said 10-day period, and (ii) the Company diligently prosecutes such cure to completion); or

          (b) Default in the due observance or performance of any other covenant, agreement, obligation or provision of this Lease on the Company's part to be observed or performed, and such default shall continue for 60 days after the City or the Trustee has given the Company written notice specifying such default (or such longer period as shall be reasonably required to cure such default; provided that (i) the Company has commenced such cure within said 60-day period, and (ii) the Company diligently prosecutes such cure to completion); or

          (c) The Company shall: (i) admit in writing its inability to pay its debts as they become due; or (ii) file a petition in bankruptcy or for reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the United States bankruptcy code as now or in the future amended or any other similar present or future federal or state statute or regulation, or file a pleading asking for such relief; or (iii) make an assignment for the benefit of creditors; or (iv) consent to the appointment of a trustee, receiver or liquidator for all or a major portion of its property or shall fail to have the appointment of any trustee, receiver or liquidator made without the Company's consent or acquiescence, vacated or set aside; or (v) be finally adjudicated as bankrupt or insolvent under any federal or state law; or (vi) be subject to any proceeding, or suffer the entry of a final and non-appealable court order, under any federal or state law appointing a trustee, receiver or liquidator for all or a major part of its property or ordering the winding-up or liquidation of its affairs, or approving a petition filed against it under the United States bankruptcy code, as now or in the future amended, which order or proceeding, if not consented to by it, shall not be dismissed, vacated, denied, set aside or stayed within 90 days after the day of entry or commencement; or (vii) suffer a writ or warrant of attachment or any similar process to be issued by any court against all or any substantial portion of its property, and such writ or warrant of attachment or any similar process is not contested, stayed, or is not released within 60 days after the final entry, or levy or after any contest is finally adjudicated or any stay is vacated or set aside; or

          (d) The Company shall vacate or abandon the Project, or shall have been ejected from the Project or any material portion thereof by reason of a defect in title to the Project, and the same shall remain uncared for and unoccupied for a period of 90 days; or

          (e) The Company shall fail to (i) pay amounts due under the Grant Agreement or (ii) comply with the other material terms of the Grant Agreement, and such default shall continue for sixty (60) days after the City, the Trustee or any other party to the Grant Agreement has given the Company written notice specifying such default (or such longer period as shall be reasonably required to cure such default; provided that (A) the Company has commenced such cure within such sixty (60) day period, and (B) the Company diligently prosecutes such cure to completion.

     SECTION 12.2. REMEDIES ON DEFAULT. If any Event of Default referred to in
SECTION 12.1 hereof shall have occurred and be continuing, then the City may at the City's election (subject, however, to any restrictions against acceleration of the maturity of the Bonds or termination of this Lease in the Indenture), then or at any time thereafter, and while such default shall continue, take any one or more of the following actions:

     (a) cause all amounts payable with respect to the Bonds for the remainder of the term of this Lease to become due and payable, as provided in the Indenture;

     (b) give the Company written notice of intention to terminate this Lease on a date specified therein, which date shall not be earlier than 60 days after such notice is given, and if all defaults have not then been cured, on the date so specified, the Company's rights to possession of the Project shall cease and this Lease shall thereupon be terminated, and the City may re-enter and take possession of the Project; or

     (c) without terminating this Lease, re-enter the Project to take possession thereof pursuant to legal proceedings or pursuant to any notice provided for by law, and having elected to re-enter or take possession of the Project without terminating this Lease, the City shall use reasonable diligence to relet the Project, or parts thereof, for such term or terms and at such rental and upon such other terms and conditions as the City may deem advisable, with the right to make alterations and repairs to the Project, and no such re-entry or taking of possession of the Project by the City shall be construed as an election on the City's part to terminate this Lease, and no such re-entry or taking of possession by the City shall relieve the Company of its obligation to pay Basic Rent or Additional Rent (at the time or times provided herein), or any of its other obligations under this Lease, all of which shall survive such re-entry or taking of possession, and the Company shall continue to pay the Basic Rent and Additional Rent provided for in this Lease until the end of this Lease Term, whether or not the Project shall have been relet, less the Net Proceeds, if any, of any reletting of the Project after deducting all of the City's reasonable expenses in or in connection with such reletting, including without limitation all repossession costs, brokerage commissions, legal expenses, expenses of employees, expenses for title reports, commitments or policies, alteration costs and expenses of preparation for reletting. Said Net Proceeds of any reletting shall be deposited in the Bond Fund. Having elected to re-enter or take possession of the Project without terminating this Lease, the City may (subject, however, to any restrictions against termination of this Lease in the Indenture), by notice to the Company given at any time thereafter while the Company is in default in the payment of Basic Rent or Additional Rent or in the performance of any other obligation under this Lease, elect to terminate this Lease on a date to be specified in such notice, which date shall be not earlier than 30 days after re-entry under (c) above, and if all defaults shall not have then been cured, on the date so specified this Lease shall thereupon be terminated. If in accordance with any of the foregoing provisions of this Article the City shall have the right to elect to re-enter and take possession of the Project, the City may enter and expel the Company and those claiming through or under the Company and remove the property and effects of both or either without being guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenant. The City may take whatever action at law or in equity which may appear necessary or desirable to collect rent then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Lease.

     SECTION 12.3. SURVIVAL OF OBLIGATIONS. The Company covenants and agrees with the City and Bondowners that its obligations under this Lease shall survive the cancellation and termination of this Lease, for any cause, and that the Company shall continue to pay the Basic Rent and Additional Rent and perform all other obligations provided for in this Lease, all at the time or times provided in this Lease; provided, however, that upon the payment of all Basic Rent and Additional Rent required under ARTICLE V hereof, and upon the satisfaction and discharge of the Indenture under SECTION 1301 thereof, the Company's obligation under this Lease shall thereupon cease and terminate in full.

     SECTION 12.4. RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies reserved by the City and the Company hereunder and those provided by law shall be construed as cumulative and continuing rights. No one of them shall be exhausted by the exercise thereof on one or more occasions. The City and the Company shall each be entitled to specific performance and injunctive or other equitable relief for any breach or threatened breach of any of the provisions of this Lease, notwithstanding availability of an adequate remedy at law, and each party hereby waives the right to raise such defense in any proceeding in equity. The City agrees that neither the City nor the Trustee shall enforce any right or obligation hereunder (except for the City's or the Trustee's right to receive payments for their own account under the Indenture, the Lease, the Grant Agreement or any other agreement related to the Bonds or for their rights of indemnification or to be protected from liabilities by insurance policies required by this Lease) if so directed in writing by the Owners of 100% of the Outstanding Bonds.

     SECTION 12.5. WAIVER OF BREACH. No waiver of any breach of any covenant or agreement herein contained shall operate as a waiver of any subsequent breach of the same covenant or agreement or as a waiver of any breach of any other covenant or agreement, and in case of a breach by the Company of any covenant, agreement or undertaking by the Company, the City may nevertheless accept from the Company any payment or payments hereunder without in any way waiving City's right to exercise any of its rights and remedies provided for herein with respect to any such default or defaults of the Company which were in existence at the time such payment or payments were accepted by the City.

     SECTION 12.6. OPPORTUNITY OF COMPANY TO CURE DEFAULTS. With regard to any alleged default concerning which notice is given to the Company under the provisions of this Article, the City hereby grants the Company full authority for account of the City to perform any covenant or obligation, the nonperformance of which is alleged in said notice to constitute a default, in the name and stead of the City, with full power to do any and all things and acts to the same extent that the City could do and perform any such things and acts in order to remedy such default.

     SECTION 12.7. TRUSTEE'S EXERCISE OF THE CITY'S REMEDIES. Whenever any event of default shall have occurred and be continuing, the Trustee may, but except as otherwise provided in the Indenture shall not be obliged to, exercise any or all of the rights of the City under this Article, upon notice as required of the City unless the City has already given the required notice. In addition, the Trustee shall have available to it all of the remedies prescribed by the Indenture.


                                  ARTICLE XIII

                             ASSIGNMENT AND SUBLEASE

     SECTION 13.1. ASSIGNMENT; SUBLEASE.

     (a) Subject to SECTIONS 10.4(C) and (D), the Company shall have the right to assign, transfer, encumber or dispose of this Lease or any interest therein or part thereof for any lawful purpose under the Act. With respect to any assignment, the Company shall comply with the following conditions:

          (1) Such assignment shall be in writing, duly executed and acknowledged by the assignor and in proper form for recording;

          (2) Such assignment shall include the entire then unexpired term of this Lease; and

          (3) A duplicate original of such assignment shall be delivered to the City and the Trustee within ten (10) days after the execution thereof, together with an assumption agreement, duly executed and acknowledged by the assignee in proper form for recording, by which the assignee shall assume all of the terms, covenants and conditions of this Lease on the part of the Company to be performed and observed.

     (b) The Company shall have the right to sublet all or any part of the Project to one or more than one entity for any lawful purpose under the Act. The Company shall, within 10 days after the delivery thereof, furnish or cause to be furnished to the City and the Trustee a true and correct copy of each such sublease. Any sublease may provide, at the Company's option, that the City's consent shall not be required in respect of any further subletting thereunder if such further subletting is for a similar purpose as the original sublease and is for a purpose permissible under the Act.

     (c) Notwithstanding the foregoing, the right of the Company to assign or sublease any interests in this Lease without the prior consent of the City shall only be made (i) to any Person whose senior long term debt, or the senior long term debt of an entity controlled by, under common control with or controlling such Person is rated at least Baa3 by Moody's Investors Service, Inc. (or any successor agency) or BBB- by Standard & Poors Rating Service (or any successor agency); (ii) so long as the Company shall remain secondarily liable, to any Person, or (iii) to an entity controlled by or under common control with or controlling the Company. Any assignee of all the rights of the Company shall agree to be bound by the terms of this Lease, the Grant Agreement and any other documents related to the issuance of the Bonds. Upon such assignment of all the rights of the Company and agreement by the assignee to be bound by the terms of this Lease, the Grant Agreement and any other documents related to the Bonds, the Company shall be released from and have no further obligations under this

Lease, the Grant Agreement or any agreement related to the issuance of the Bonds.

     SECTION 13.2. ASSIGNMENT OF REVENUES BY CITY. The City shall assign and pledge any rents, revenues and receipts receivable under this Lease, to the Trustee pursuant to the Indenture as security for payment of the principal of, interest and premium, if any, on the Bonds and the Company hereby consents to such pledge and assignment.

     SECTION 13.3. PROHIBITION AGAINST FEE MORTGAGE OF PROJECT. Except pursuant to the Deed of Trust, the City shall not mortgage its fee interest in the Project, but may assign its interest in and pledge any moneys receivable under this Lease to the Trustee pursuant to the Indenture as security for payment of the principal of and interest on the Bonds.

     SECTION 13.4. RESTRICTIONS ON SALE OR ENCUMBRANCE OF PROJECT BY CITY. During this Lease Term, the City agrees that, except to secure the Bonds to be issued pursuant to the Indenture, it will not sell, assign, encumber, mortgage, transfer or convey the Project or any interest therein.


                                   ARTICLE XIV

                      AMENDMENTS, CHANGES AND MODIFICATIONS

     SECTION 14.1. AMENDMENTS, CHANGES AND MODIFICATIONS. Except as otherwise provided in this Lease or in the Indenture, subsequent to the issuance of Bonds and prior to the payment in full of the Bonds (or provision for the payment thereof having been made in accordance with the provisions of the Indenture), this Lease may not be effectively amended, changed, modified, altered or terminated without the prior written consent of the Trustee, given in accordance with the provisions of the Indenture, which consent, however, shall not be unreasonably withheld.


                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

     SECTION 15.1. NOTICES. All notices, certificates or other communications required or desired to be given hereunder shall be in writing and shall be deemed duly given when (a) mailed by registered or certified mail, postage prepaid, or (b) sent by overnight delivery or other delivery service which requires written acknowledgment of receipt by the addressee, addressed as follows:

          (i)  To the City:
                    City of Bowling Green, Missouri
                    16 West Church
                    Bowling Green, MO  63334
                    ATTN:  Mayor

         (ii)  To the Company:
                    Union Electric Company d/b/a AmerenUE
                    One Ameren Plaza
                    1901 Chouteau Avenue
                    St. Louis, MO   63103
                    ATTN:  Treasurer

               with a copy to:
                    Union Electric Company d/b/a AmerenUE
                    One Ameren Plaza
                    1901 Chouteau Avenue
                    St. Louis, MO   63103
                    ATTN:  General Counsel

        (iii)  To the Trustee:
                    Commerce Bank, N.A.
                    1000 Walnut, 6th Floor
                    Kansas City, MO  64106
                    ATTN:  Corporate Trust Department

     All notices given by certified or registered mail as aforesaid shall be deemed fully given as of the date they are so mailed. A duplicate copy of each notice, certificate or other communication given hereunder by either the City or the Company to the other shall also be given to the Trustee. The City, the Company and the Trustee may from time to time designate, by notice given hereunder to the others of such parties, such other address to which subsequent notices, certificates or other communications shall be sent.

     SECTION 15.2. CITY SHALL NOT UNREASONABLY WITHHOLD CONSENTS AND APPROVALS. Wherever in this Lease it is provided that the City shall, may or must give its approval or consent, or execute supplemental agreements or schedules, the City shall not unreasonably, arbitrarily or unnecessarily withhold or refuse to give such approvals or consents or refuse to execute such supplemental agreements or schedules; provided, however, that nothing in this Lease shall be interpreted to affect the City's authority to approve or deny any matter within or without the Project which is subject to zoning, building permit or other regulatory approvals by the City.

     SECTION 15.3. NET LEASE. The parties hereto agree (a) that this Lease shall be deemed and construed to be a net lease, (b) that the payments of Basic Rent are designed to provide the City and the Trustee funds adequate in amount to pay all principal of and interest accruing on the Bonds as the same become due and payable, (c) that to the extent that the payments of Basic Rent are not sufficient to provide the City and the Trustee with funds sufficient for the purposes aforesaid, the Company shall be obligated to pay, and it does hereby covenant and agree to pay, upon demand therefor, as Additional Rent, such further sums of money, in cash, as may from time to time be required for such purposes, and (d) that if after the principal of and interest on the Bonds and all costs incident to the payment of the Bonds (including the fees and expenses of the City and the Trustee) have been paid in full the Trustee or the City holds unexpended funds received in accordance with the terms hereof such unexpended funds shall, after payment therefrom of all sums then due and owing by the Company under the terms of this Lease, and except as otherwise provided in this Lease and the Indenture, become the absolute property of and be paid over forthwith to the Company.

     SECTION 15.4. NO PECUNIARY LIABILITY. No provision, covenant or agreement contained in this Lease, the Indenture or the Bonds, or any obligation herein or therein imposed upon the City, or the breach thereof, shall constitute or give rise to or impose upon the City a pecuniary liability or a charge upon the general credit or taxing powers of the city of Bowling Green or the State of Missouri. Such limitation shall not apply to any liability or charge directly resulting from the City's breach of any provision, covenant or agreement contained herein.

     SECTION 15.5. GOVERNING LAW. This Lease shall be construed in accordance with and governed by the laws of Missouri.

     SECTION 15.6. BINDING EFFECT. This Lease shall be binding upon and shall inure to the benefit of the City and the Company and their respective successors and assigns.

     SECTION 15.7. SEVERABILITY. If for any reason any provision of this Lease shall be determined to be invalid or unenforceable, the validity and enforceability of the other provisions hereof shall not be affected thereby.

     SECTION 15.8. EXECUTION IN COUNTERPARTS. This Lease may be executed in several counterparts, each of which shall be deemed to be an original and all of which shall constitute but one and the same instrument.

     SECTION 15.9. EFFECTIVE DATE OF BOND DOCUMENTS. Notwithstanding anything to the contrary in the Lease, the Indenture, the Deed of Trust, the Bond Purchase Agreement, the Grant Agreement or any other document relating to the issuance of the Bonds or the transfer of the Project or Project Site to the City (collectively, the "Bond Documents"), unless waived in writing by the Company, none of the Bond Documents (except for the provisions in the Grant Agreement related to the improvements to the water system of the City which became effective immediately) shall be effective until the Company receives an order by the Missouri Public Service Commission and the Illinois Commerce Commission approving the transactions contemplated by the Bond Documents.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed in their respective names by their duly authorized signatories, all as of the date first above written.


                                           CITY OF BOWLING GREEN, MISSOURI


                                           By: _________________________________
                                                  Mayor

(Seal)

ATTEST:


_______________________________
     City Clerk

AmerenUE Project
Lease Agreement

                                           UNION ELECTRIC COMPANY d/b/a AMERENUE


                                           By: _________________________________
                                           Name:
                                           Title:

(Seal)

ATTEST:


By: ___________________________
Title:

                                 ACKNOWLEDGMENTS


STATE OF MISSOURI  )
                   )  SS.
COUNTY OF PIKE     )


     BE IT REMEMBERED that on this ______ day of ______________, 2002, before me, the undersigned, a notary public in and for said county and state, came BOYD HADDOCK, Mayor of the CITY OF BOWLING GREEN, MISSOURI, a fourth class city duly authorized, incorporated and existing under and by virtue of the Constitution and laws of the State of Missouri, and BARBARA ALLISON, City Clerk, who are personally known to me to be the same persons who executed, as such officers, the within instrument on behalf of said City, and such persons duly acknowledged the execution of the same to be the act and deed of said City.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year last above written.


                                            ____________________________________
                                                 Notary Public


My Appointment Expires: __________________

STATE OF MISSOURI  )
                   ) SS.
COUNTY OF ________ )


     BE IT REMEMBERED, that on this ____ day of _____________, 2002, before me the undersigned, a Notary Public in and for the County and State aforesaid, came ___________________, a ____________________ of UNION ELECTRIC COMPANY d/b/a
AMERENUE, a Missouri corporation, who is personally known to me to be such officer, and who is personally known to me to be the same person who executed the within instrument on behalf of said corporation, and duly acknowledged the execution of the same to be the act and deed of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year last above written.


                                            ____________________________________
                                                 Notary Public


My Appointment Expires: __________________

                                    EXHIBIT A


                                  PROJECT SITE


     The real property located in Pike County, Missouri:

                                    EXHIBIT B


                              PROJECT IMPROVEMENTS

                                    EXHIBIT C


                                PROJECT EQUIPMENT